Exhibit 5.1




            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                           May 9, 2007



Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

        Re: Issuance of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2
              -------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), in connection with the proposed sale by the Depositor pursuant to the Underwriting Agreement, dated April 27, 2007 (the "Underwriting Agreement"), among the Depositor, Credit Suisse Securities (USA) LLC, California Fina Group, Inc., KeyBanc Capital Markets Inc., Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the "Underwriters") of $2,910,254,000 aggregate principal amount of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL and Class A-J Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (the "Securities") to be issued by Credit Suisse Commercial Mortgage Trust Series 2007-C2 (the "Trust") under the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among the Depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, Wachovia Bank, National Association, as master servicer, ING Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee").

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                  (a) the Pooling and Servicing Agreement;

                  (b) the forms of the Securities attached as exhibits to the Pooling and Servicing Agreement;

                  (c) the Underwriting Agreement; and


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Credit Suisse First Boston Mortgage Securities Corp.
May 9, 2007
Page 2

                  (d) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Depositor and the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Depositor and the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except in the case of the Pooling and Servicing Agreement, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Depositor, the Trust and others and of public officials.

         The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

                  (a) we do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to the Pooling and Servicing Agreement or the Securities with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

                  (b) we have assumed that the execution and delivery by each party to the Pooling and Servicing Agreement and the Securities and the performance by such parties of their obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which any such party or any of their respective properties is subject, (ii) any law, rule, or regulation to which any such party or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

                  (c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

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Credit Suisse First Boston Mortgage Securities Corp.
May 9, 2007
Page 3



                  (d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Pooling and Servicing Agreement or the Securities or any transactions contemplated thereby;

                  (e) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

                  (f) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Pooling and Servicing Agreement and the Securities, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law ss.ss. 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

         We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Pooling and Servicing Agreement and the Securities and (ii) the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The Pooling and Servicing Agreement is a valid and binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms.

         2. When the Securities have been duly and validly executed by the Depositor and executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters in accordance with the Underwriting Agreement, the Securities will be validly issued, fully paid and nonassessable and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

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Credit Suisse First Boston Mortgage Securities Corp.
May 9, 2007
Page 4



         We hereby consent to the filing of this letter as an exhibit to the registration statement on Form S-3 (File No. 333-141613), as declared effective on April 12, 2007, of the Depositor as it relates to the Securities (the "Registration Statement") and to the references to this firm under the heading "Legal Matters" in the Prospectus and Prospectus Supplement which form a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP